                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12



                                  MISONIX, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



                ------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:




     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid:




[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:



     2)   Form, Schedule or Registration Statement No.:



     3)   Filing Party:



     4)   Date Filed:

                                  MISONIX, INC.

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            -------------------------

                                January 22, 2002


To the Shareholders of
MISONIX, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MISONIX, INC., a New York corporation (the "Company"), will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 on Tuesday, January 22, 2002 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1.   To elect four Directors to the Board of Directors;

     2. To ratify the selection of Ernst & Young, LLP as the Company's independent accountants; and

     3. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only shareholders of record on the books of the Company at the close of business on December 14, 2001 will be entitled to vote at the Annual Meeting of Shareholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                           By Order of the Board of Directors

                                                      RICHARD ZAREMBA
                                                         Secretary

Dated:   December 21, 2001
         Farmingdale, New York

                                  MISONIX, INC.
                                1938 New Highway
                           Farmingdale, New York 11735

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            Tuesday, January 22, 2002

                            -------------------------


         The Annual Meeting of Shareholders of MISONIX, INC. (the "Company") will be held on Tuesday, January 22, 2002 at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on January 22, 2002 and at any adjournments of such meeting. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to shareholders is December 21, 2001.

         If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing a proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

On December 14, 2002 (the "Record Date"), the Company had outstanding 6,056,600 shares of its only class of voting securities, namely common stock, $.01 par value per share (the "Common Stock"). Shareholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors and the ratification of Ernst & Young, LLP as the Company's independent accountants; on all other matters which may come before the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will be counted in the determination of a quorum and will have no effect on the vote for the election of Directors or ratification of Ernst & Young.

                               SECURITY OWNERSHIP

         The following table sets forth as of December 14, 2001 certain information with regard to the ownership of the Company's Common Stock by (i) each beneficial owner of more than 5% of the Company's Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the "Summary Compensation Table" below; and (iv) all executive officers and Directors of the Company as a group. Unless otherwise stated, the persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.


                                              Common Stock           Percent
         Name and Address(1)               Beneficially Owned       of Class
Howard Alliger                                  789,608 (2)          12.8%

Gary Gelman                                     753,500 (3)          11.3%

V4, Inc.                                        590,000 (4)           9.7%

Michael A. McManus, Jr.                         496,950 (5)           7.7%

Dan Purges                                      381,597 (6)           6.3%

Ronald Manna                                    112,844 (7)           1.8%

Arthur Gerstenfeld                               98,600 (8)           1.6%

Richard Zaremba                                  41,370 (9)            *

Christopher Thomas                               21,262(10)            *

Kenneth Coviello                                  7,200(11)            *

All executive officers and Directors          2,294,434(12)          31.1%(13)
as a group (eight persons)

----------
*Less than 1%

(1) Except as otherwise stated, the business address of each of the named individuals in this table is c/o MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735.

(2) Includes 115,000 shares of Common Stock which Mr. Alliger has the right to acquire upon exercise of stock options which are currently exercisable.

(3) Includes 603,500 shares of Common Stock which Mr. Gelman has the right to acquire upon exercise of stock options which are currently exercisable.

(4) The business address of V4, Inc. is 201 South Orange Avenue, Orlando, Florida 32801.

(5) Includes 425,000 shares of Common Stock which Mr. McManus has the right to acquire upon exercise of stock options which are currently exercisable.

(6) The business address of Mr. Purges is c/o First Allied Securities, Inc., 200 Park Avenue, New York, New York 10166.

(7) Includes 60,000 shares of Common Stock which Mr. Manna has the right to acquire upon exercise of stock options which are currently exercisable.

(8) Includes 58,000 shares of Common Stock which Mr. Gerstenfeld has the right to acquire upon exercise of stock options which are currently exercisable.

(9) Includes 22,500 shares of Common Stock which Mr. Zaremba has the right to acquire upon exercise of stock options which are currently exercisable.

(10) Includes 34,500 shares of Common Stock which Mr. Thomas has the right to acquire upon exercise of stock options which are currently exercisable.

(11) Includes 5,000 shares of Common Stock which Mr. Coviello has the right to acquire upon exercise of stock options which are currently exercisable.

(12) Includes the shares of Common Stock indicated in notes (2), (3), (5), (7),
     (8), (9), (10) and (11).

(13) Based upon 6,049,115 outstanding shares of Common Stock and presently exercisable options to acquire 1,318,500 shares of Common Stock held by the persons noted.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Company currently has four Directors, all of whom are to be elected at the Annual Meeting. The term of each Director expires at the Annual Meeting, with Messrs. Alliger, Gelman, Gerstenfeld and McManus standing for reelection for a term of one year. The following table contains information regarding all Directors and executive officers of the Company:

                                                                        Director
Name                       Age   Position with Company                    Since
----                       ---   --------------------                    -----
Gary Gelman                54    Chairman of the Board                    1995
                                 Of Directors
Howard Alliger             74    Director                                 1971
Arthur Gerstenfeld         73    Director                                 1992
Michael A. McManus, Jr.    58    Director, President and                  1998
                                 Chief Executive Officer
Richard Zaremba            46    Vice President, Chief                     --
                                 Financial Officer, Secretary
                                 and Treasurer
Kenneth Coviello           49    Vice President - Medical Marketing        --
                                 and Sales
Ronald Manna               47    Vice President - Operations               --
Christopher Thomas         38    Vice President - Mystaire Products        --
Bernhard Berger            38    Vice President - Industrial/Scientific    --
                                 Products

         Principal Occupations and Business Experience of Directors and Executive Officers

         The following is a brief account of the business experience for the past five years of the Company's Directors:

Gary Gelman, the founder of American Claims Evaluation, Inc., a publicly traded company engaged in auditing hospital bills and providing vocational rehabilitational counseling, has been Chairman of the Board and a Director of that company for more than ten years. Since 1973, Mr. Gelman has also been Chief Executive Officer of American Para Professional Systems, Inc., a privately held entity, which provides nurses who perform physical examinations of applicants for life and/or health insurance for insurance companies. He received a BA degree from Queens College. Mr. Gelman became Chairman of the Board of the Company in March 1996.

Howard Alliger founded the Company's predecessor in 1955 and the Company was a sole proprietorship until 1960. The Company name then was Heat Systems-Ultrasonics. Mr. Alliger was President of the Company until 1982 and Chairman of the Board until 1996. He has been awarded 25 patents and has published various papers on ultrasonic technology. In 1959, Mr. Alliger sold the first sonicator in the United States. For three years, ending in 1991, Mr. Alliger was the President of the Ultrasonic Industry Association. Mr. Alliger holds a BA degree in economics from Allegheny College and attended Cornell University School of Engineering for four years. He has also established, and is President of, two privately held entities which are engaged in pharmaceutical research and development.

Arthur Gerstenfeld is currently Professor of Industrial Engineering and Professor of Management at Worcester Polytechnic Institutes, Worcester, Massachusetts. Dr. Gerstenfeld received his Ph.D. and Masters degrees from Massachusetts Institute of Technology (Sloan School of Management). He has edited and authored seven books and approximately forty articles focusing on innovation and productivity. Dr. Gerstenfeld's industry experience has been as founder, CEO, and Chairman of the Board of UFA, Inc. He is the holder of four patents on which that company is based.

Michael A. McManus, Jr. became President and Chief Executive Officer of the Company on October 30, 1998. Prior to this, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of such company from 1990 through March 1998. He also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. From 1990 through November 1991,

Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals Inc. Mr. McManus served as an Assistant to the President of the United States from 1982 to 1985 and held positions with Pfizer Inc. and Revlon Group. Mr. McManus received a BA in economics from the University of Notre Dame and a JD from the Georgetown University Law Center. He serves as a member of the Board of Directors of the United States Olympic Committee, Document Imaging System, Corp., National Wireless Holdings, Inc., and Novavax, Inc.

The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

         The following is a brief account of the business experience for the past five years of the Company's executive officers.

Michael A. McManus, Jr. became President and Chief Executive Officer of the Company on October 30, 1998. Prior to this, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of such company from 1990 through March 1998. He also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through
March 1998. From 1990 through November 1991, Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals Inc. Mr. McManus served as an Assistant to the President of the United States from 1982 to 1985 and held positions with Pfizer Inc. and Revlon Group. Mr. McManus received a BA in economics from the University of Notre Dame and a JD from the Georgetown University Law Center. He serves as a member of the Board of Directors of the United States Olympic Committee, Document Imaging System, Corp., National Wireless Holdings, Inc., and Novavax, Inc.

Richard Zaremba became Vice President and Chief Financial Officer in February 1999. Mr. Zaremba became Secretary and Treasurer in March 1999. From March 1995 to February 1999, he was the Vice President and Chief Financial Officer of Converse Information Systems, Inc., a manufacturer of digital voice recording systems. Previously, Mr. Zaremba was Vice President and Chief Financial Officer of Miltope Group, Inc., a manufacturer of electronic equipment. Mr. Zaremba is a licensed certified public accountant in the State of New York and holds BBA and MBA degrees in Accounting from Hofstra University.

Kenneth Coviello became Vice President - Medical Marketing and Sales in June 2000. Prior to joining the Company, he was Vice President-Sales and Marketing at FNC Medical Corp. Mr. Coviello was Vice President of Graham Field Health Products, Inc. from 1992 to 1998 and President of Lumex, a medical products manufacturer and a division of Lumex/Cybex Inc., from 1986 to 1991. Mr. Coviello holds a BS degree in Marketing from Long Island University.

Ronald Manna became Vice President - Operations of the Company in September 1989. For more than three years prior thereto, Mr. Manna served as the Director of Engineering of the Company. Mr. Manna holds a BS degree in mechanical engineering from Hofstra University.

Bernhard Berger became Vice President - Industrial/Scientific Products in May 2001. Mr. Berger has approximately 20 years of sales and engineering experience in Ultrasound Products and Process Control Instrumentation. From 1995 through 2000, he was Sales Manager-Worldwide for the Ultrasonic Product Division of Introltek International, an Edgewood, New York-based manufacturer of Process Control Instrumentation. Mr. Berger holds a BS degree in Chemistry from Adelphi University.

Christopher Thomas became Vice President - Mystaire Products in January 1999. For three years prior thereto, he served as Director of Air Pollution Technology. Prior to his employment with the Company, Mr. Thomas was an account representative for the Business Imaging Systems Division of Eastman Kodak Company. Mr. Thomas holds a BS degree in General Science from Villanova University.

                                      * * *

Meetings of the Board of Directors

         During the fiscal year ended June 30, 2001, the Board of Directors held four meetings and the Stock Option Committees held one meeting. The Audit Committee met four times and the Compensation

Committee met once during the last fiscal year. No Director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings of Committees of which they were a member that were held during the Company's last fiscal year.

Committees of the Board

         Currently, the only standing committees of the Board of Directors of the Company are its Stock Option Committees, the Audit Committee and the Compensation Committee. The Stock Option Committee for both the 1996 Employee Stock Option Plan, the 1998 Employee Stock Option Plan and the 2001 Employee Stock Option Plan consists of Messrs. Gelman, Alliger and Gerstenfeld. The Stock Option Committees for both the 1991 Employee Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan consist of Messrs. Gelman, McManus, Alliger and Gerstenfeld, the entire Board of Directors. The Stock Option Committees are responsible for administering the Company's stock option plans.

         The Audit Committee consists of Messrs. Gelman and Gerstenfeld. The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention, or termination of its independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management, the independent accountants and the Chief Financial Officer their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; discuss with management any concerns the Audit Committee may have with regard to the Company's business practices; hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent accountants and the Chief Financial Officer to make inquiries into and discuss their activities; and review the overall activities of the Company's internal auditors. Our Board of Directors has determined that all members of the Audit Committee are "independent" as defined by the standards of the NASDAQ National Market. A copy of the written charter of the Audit Committee, as adopted by our Board of Directors, is annexed to this proxy statement as Exhibit "A".

         The Compensation Committee consists of Messrs. Gelman and Alliger. The Compensation Committee is responsible for considering and authorizing remuneration arrangements for senior management.

Director Compensation

         Each non-employee Director receives an annual fee of $20,000. In addition, Mr. Gelman receives a special Chairman's fee of $15,000 per year. For the fiscal year ended June 30, 2001, there were 25,000 options granted to each of Messrs. Alliger and Gerstenfeld and 50,000 options granted to Mr. Gelman. Each non-employee Director is also reimbursed for reasonable expenses incurred while traveling to attend meetings of the Board of Directors or while traveling in furtherance of the business of the Company.

                                 AUDIT COMMITTEE

         The Audit Committee has furnished the following report. The information contained in the "Audit Committee Report" is not to be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.


Audit Committee Report

         The Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2001 with our management; has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380); has discussed with the independent accountants the independent accountants' independence; and has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         Based on the review and discussions of the above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission.

Reported upon by the Audit Committee
      Mr. Gary Gelman
      Mr. Arthur Gerstenfeld


                             EXECUTIVE COMPENSATION

         The following report and the performance graph on page 11 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless the Company states otherwise.

Report of the Compensation Committee

         Compensation Policies. The principal goal of the Company's compensation program as administered by the Board of Directors is to help the Company attract, motivate and retain the executive talent required to develop and achieve the Company's strategic and operating goals with a view to maximizing shareholder value. The key elements of this program and the objectives of each element are as follows:

         Base Salary. Base salaries paid to the Company's executive officers are intended to be competitive with those paid to executives holding comparable positions in the marketplace. Individual performance and the Company's performance are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual goals in a manner consistent with operating and financial performance.

         Bonuses. Annual cash bonuses are intended to motivate performance by creating the potential to earn incentive awards that are contingent upon personal and business performance. The Company sets goals of revenue and profitability for each group.

         Long Term Incentives. The Company provides its executive officers with long-term incentive compensation through grants of stock options under the Company's stock option plans. The grant of stock options aligns the executive's interest with those of the Company's shareholders by providing the executive with an opportunity to purchase and maintain an equity interest in the Company's stock and to share in the appreciation of its value. In fiscal 2001, options to purchase 320,000 shares of Common Stock were granted to the Company's executive officers.

         CEO's Compensation. Michael A. McManus is entitled to receive an annual base salary of $275,000 and received a bonus of $150,000 on November 15, 2001. Mr. McManus is entitled to receive a minimum bonus of $250,000 and a maximum bonus of $350,000 per year based on the Company's pretax operating earnings. Mr. McManus also received options to purchase 150,000 shares of Common Stock at a purchase price of $6.07 per share. The factors involved in determining the CEO's compensation are the Company's revenues and profits, his lengthy experience and business acumen, his responsibilities, and the efforts exerted by him in the performance of his duties. The options to purchase the 150,000 shares vest as follows: one-third on October 17, 2002, one-third on October 17, 2003 and the balance on October 17, 2004. The options expire on the tenth anniversary of the date of grant.

Reported upon by the Compensation Committee

       Mr. Gary Gelman
       Mr. Howard Alliger


                                      * * *

The following table sets forth for the fiscal years indicated the compensation paid by the Company to its Chief Executive Officer and other executive officers with annual compensation exceeding $100,000:


                           SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                Annual Compensation(1)             Compensation
                                ----------------------             ------------
                                                                    Securities
Name and                      Fiscal Year                           Underlying
Principal Position            Ended June 30  Salary ($)  Bonus ($)  Options (#)
------------------            -------------  ----------  ---------  -----------
Michael A. McManus, Jr.            2001       266,687     250,000     250,000
President and Chief                2000       250,000     250,000           0
Executive Officer                  1999       166,667           0     300,000

Richard Zaremba                    2001       135,610      33,000      30,000
Vice President, Chief              2000       129,096       5,000           0
Financial Officer, Secretary       1999        46,875           0           0
and Treasurer

Ronald Manna, Vice                 2001       116,340      25,000      15,000
President - Operations             2000       113,808      15,000           0
                                   1999       107,481           0      20,000

Kenneth Coviello,                  2001       126,670           0           0
Vice President - Medical           2000         4,808           0           0
Marketing and Sales                1999         -----        ----        ----


Christopher Thomas                 2001        95,201      22,000      15,000
Vice President - Mystaire          2000        87,348      10,000           0
Products                           1999       111,013           0      15,000

(1) No other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by the Company do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the named officer.

Employment Agreements

         The Company has entered into an employment agreement with Mr. McManus providing for his employment as President and Chief Executive Officer. The term of the agreement expires on October 31, 2002 and is automatically renewable for one-year periods unless notice is given by the Company or Mr. McManus that it or he declines to renew the agreement. The agreement provides for an annual salary of $275,000 and a Company provided automobile. The agreement also provides for an annual bonus based on the Company's pretax operating earnings of up to $350,000 with a minimum guaranteed bonus of $250,000. On November 15, 2001, Mr. McManus received a bonus of $150,000. Mr. McManus also was granted options to purchase 150,000 shares of the Company's Common Stock at an exercise price of $6.07 per share. The options vest as follows: one-third on October 17, 2002, one-third on October 17, 2003, with the balance of the options becoming exercisable on October 17, 2004. Mr. McManus will also receive such benefits as are generally provided to other executives of the Company. Upon the occurrence of certain "Changes in Control" events (as defined in the agreement), Mr. McManus will receive a one-time payment equal to his annual base salary and a bonus of no less than $250,000.

         In conformity with the Company's policy, all of its Directors, officers and employees execute confidentiality and nondisclosure agreements upon the commencement of employment with the Company. The agreements generally provide that all inventions or discoveries by the employee related to the Company's business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of the Company and shall not be disclosed to third parties without prior approval of the Company. Mr. Manna has an agreement with the Company which provides for the payment of six months severance upon his termination for any reason. Mr. Zaremba has an agreement for the payment of six months annual base salary upon a change in control of the Company. The Company's employment agreement with Mr. McManus also contains non-competition provisions that preclude him from competing with the Company for a period of 18 months from the date of his termination of employment.


Option Grants in Last Fiscal Year

         The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2001.

                               Individual Grants

                          Number of
                          Securities
                          Underlying   % of Total Options                                 Potential Realizable Value at
                          Options      Granted to Employees   Exercise       Expiration   Assumed Annual Rates of Stock
Name                      Granted (#)  in Fiscal Year         Price ($/sh)   Date         Price Appreciation for Option Term
----                      -----------  --------------------   ------------   ----------   ----------------------------------
                                                                                                 5%($)         10% ($)
                                                                                                 -----         -------
Michael A. McManus, Jr.     250,000             61               7.38        10/13/2010       1,160,000      2,940,455
Richard Zaremba              15,000              3.6             7.3125       8/09/2010          64,313        174,863
Richard Zaremba              15,000              3.6             6.12         5/08/2011          57,750        146,250
Ronald Manna                 15,000              3.6             7.3125       8/09/2010          64,313        174,863
Kenneth Coviello             10,000              2.4             7.3125       8/09/2010          42,875        116,575
Christopher Thomas           15,000              3.6             7.3125       8/09/2010          64,313        174,863

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      No options were exercised by any executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 2001. The following table contains information concerning the number and value, at June 30, 2001, of unexercised options held by executive officers named in the Summary Compensation
Table:

                            Number of Securities Underlying     Value of Unexercised In-the-
                            Unexercised Options at FY-End (#)   Money Options at FY-End ($)
Name                        (Exercisable/Unexercisable)         (Exercisable/Unexercisable)(1)
----                        ---------------------------------   ------------------------------
Michael A. McManus, Jr.              425,000/125,000                     $771,500/$0
Richard Zaremba                        22,500/22,500                     $63,450/$17,700
Ronald Manna                            60,000/7,500                     $97,200/$0
Kenneth Coviello                         5,000/5,000                     $0/$0
Christopher Thomas                      34,500/7,500                     $79,050/$0

 (1) Fair market value of underlying securities (the closing price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System) at fiscal year end (June 30, 2001) minus the exercise price.


Stock Options

      In September 1991, in order to attract and retain persons necessary for the success of the Company, the Company adopted a stock option plan (the "1991 Plan") which covers up to 375,000 shares of Common Stock. Pursuant to the 1991 Plan, officers, Directors, consultants and key employees of the Company are eligible to receive incentive and/or non-incentive stock options. At June 30, 2001, options to purchase 70,500 shares of Common Stock were outstanding under the 1991 Plan at exercise prices ranging from $2.17 to $7.38 per share and options to purchase 334,500 shares of Common Stock had been exercised or canceled.

      In March 1996, the Board of Directors approved the 1996 Employee Incentive Stock Option Plan covering an aggregate of 450,000 shares of Common Stock (the "1996 Plan") and the 1996 Non-Employee Director Stock Option Plan (the "1996 Directors Plan") covering an aggregate of 1,125,000 shares of Common Stock of the Company. At June 30, 2001, options to purchase 363,929 shares of Common Stock were outstanding at exercise prices ranging from $3.07 to $18.50 under the 1996 Plan and options to acquire 773,500 shares of Common Stock were outstanding at exercise prices ranging from $0.73 to $7.10 with a vesting period of immediate to two years under the 1996 Directors Plan. At June 30, 2001, options to purchase 228,016 shares of Common Stock under the 1996 Plan have been exercised or canceled. At June 30, 2001, none of the options to purchase 150,000 shares of Common Stock outstanding under the 1996 Directors Plan have been exercised.

      In October 1998, the Board of Directors adopted and in January 1999, the shareholders approved the 1998 Employee Stock Option Plan (the "1998 Plan") covering an aggregate of 500,000 shares of Common Stock of the Company. At June 30, 2001, options to purchase 496,175 shares of Common Stock were outstanding under the 1998 Plan at exercise prices ranging from $3.07 to $7.31 per share with a vesting period of immediate to two years. At June 30, 2001, options to purchase 31,750 shares of Common Stock under the 1998 Plan have been cancelled and reissued and options to purchase 1,000 shares of Common Stock have been exercised.

      In October 2000, the Board of Directors adopted and in February 2001, the shareholders approved the 2001 Employee Stock Option Plan (the "2001 Plan") covering an aggregate of 1,000,000 shares of Common Stock of the Company. At June 30, 2001, no options to purchase shares of Common Stock have been granted under the 2001 Plan.

      The plans are administered by the Board of Directors with the right to designate a committee. The selection of participants, allotments of shares, determination of price and other conditions relating to options are determined by the Board of Directors, or a committee thereof, in its sole discretion. Incentive stock options granted under the plans are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the plans to a shareholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Options shall become exercisable at such time and in such installments as the Board of Directors shall provide in the terms of each individual option.


Compensation Committee Interlocks and Insider Participation

      Mr. Gelman, the Chairman of the Board of Directors, and Mr. Alliger are the members of the Compensation Committee. No Company executive officer currently serves on the Compensation Committee or any similar committee of another public company, one of whose executive officers sits on the Compensation Committee of the Company.

Share Performance Graph

      The following graph compares the cumulative total return on the Company's Common Stock during the last five fiscal years with the NASDAQ Total U.S. and Foreign Return Index and the NASDAQ Medical Devices, Instruments and Supplies Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in the Common Stock or the indices on June 30, 1997. The graph depicts the change in value of the Company's Common Stock relative to the noted indices as of the end of each fiscal year and not for any interim period. Historical stock price performance is not necessarily indicative of future stock price performance.

                                            1997    1998    1999    2000    2001
                                            ----    ----    ----    ----    ----
MISONIX, INC.                                100     157     124     152     140
NASDAQ Total U.S. & Foreign Return Index     100     129     185     274     148
NASDAQ
Medical Devices, Instruments and
 Supplies Index                              100     116     156     179     168


                               [GRAPHIC OMITTED]

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2001.


                                   PROPOSAL 2

                                   ACCOUNTANTS

      The Board of Directors has recommended retaining the firm Ernst & Young, LLP to act as the Company's independent accountants. The accounting firm of Ernst & Young, LLP is different from the accounting firm selected for the last fiscal year which was KPMG, LLP. The prior accounting firm (KPMG, LLP) for the past year did not qualify, disclaim or have an adverse opinion on the Company's financial statements. The Audit Committee has consented to the change of accountants from KPMG, LLP to Ernst & Young, LLP. A representative of Ernst & Young, LLP is expected to be available either personally or by telephone hookup at the Annual Meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement if he desires to do so.

The Board of Directors unanimously recommends a vote FOR approval of the selection of Ernst & Young, LLP as the Company's independent accountants.


Audit Fees:

         KPMG, LLP has billed the Company $150,000 in the aggregate for services rendered by KPMG, LLP for the audit of the Company's annual financial statements for the Company's 2001 fiscal year and the review of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the Company's 2001 fiscal year.


All Other Fees:

         KPMG, LLP has billed the Company $55,000 in the aggregate for professional services rendered by KPMG, LLP for all other services other than those covered in the section captioned "Audit Fees" for the Company's 2001 fiscal year. These other services include (i) tax planning and assistance with the preparation of returns, (ii) assistance with regulatory filings, (iii) audit of the Company's 401K plan and (iv) consultations on the effects of various accounting issues and changes in professional statements.


                            MISCELLANEOUS INFORMATION

      As of the date of this proxy statement, the Board of Directors does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the Annual Meeting, it is the intention of the persons names in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

      The Company will pay the cost of soliciting proxies in the accompanying form and as set forth below. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview without additional remuneration therefor.


                              SHAREHOLDER PROPOSALS

      Shareholder proposals with respect to the Company's next Annual Meeting of Shareholders must be received by the Company no later than August 23, 2002 to be considered for inclusion in the Company's next proxy statement. Under the SEC's proxy rules, proxies solicited by the Board of Directors for the 2002 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any shareholder proposal not included in the Company's proxy statement if the Company does not receive notice of such proposal on or before November 6, 2002, unless the 2002 Annual Meting is not held within 30 days before or after the anniversary date of the 2001 Annual Meeting.

      A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2001 has been provided to all shareholders. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not part of the proxy soliciting material.

                                             By Order of the Board of Directors,
Dated:  December 21, 2001
Farmingdale, New York                                  RICHARD ZAREMBA
                                                          Secretary
                                       12

                                                                       Exhibit A


            Charter of the Audit Committee of the Board of Directors

                                       of

                          MISONIX, INC. (the "Company")


1.   Audit Committee Purpose and General Responsibilities

     The Audit Committee of the Board of Directors (the "Committee") oversees management's responsibilities for establishing and maintaining internal controls designed to ensure (a) the integrity of financial information, (b) the effectiveness and efficiency of operations, and (c) compliance with laws, regulations and Company policies. The Committee's mandate is also to encourage the Company to maintain effective auditing processes, both internally and externally, through independent accountants. Management is responsible for preparing the Company's financial statements, and the independent accountants are responsible for auditing those financial statements. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The Committee is authorized to perform the following functions and its primary responsibilities are to:

     o Provide for direct, confidential communication between the Committee, the independent accountants and management, including such private sessions as the Committee may deem appropriate;

     o Examine and reviewing the role, functions and status of the Company's independent accountants, particularly as concerns:

          - Advising the independent accountants that the Board of Directors, as the shareholders' representative, is the independent accountants' primary client. The Committee shall review the independence and performance of the accountants and annually recommend to the Board of Directors the appointment of the independent accountants or approve any discharge of auditors when circumstances warrant.

          - Reviewing management's recommendation as to the engagement of the independent accountants for the purpose of auditing and examining the financial statements of the Company and submitting its recommendation to the Board for approval;

          - Reviewing with the Company's independent accountants the scope of their proposed audit, the audit procedures to be utilized and their estimated fees. Approve the fees and other significant compensation to be paid to the independent accountants.

          - Reviewing management's proposed engagement of the independent accountants to perform non-audit services and reviewing whether such engagement would unduly influence the independent accountants' independence.

     o    Review with the Company's independent accountants:

          - the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

          - significant issues contained in the management letters submitted by the independent accountants and management's responses thereto;

          - the financial reporting process and the annual published financial statements and recommend the same to the Board of Directors for approval;

          - filings with the Securities and Exchange Commission and the NASDAQ National Market containing financial and operating disclosure about the Company;

          - their audit plan - discuss scope, staffing, locations, reliance upon management and general audit approach.

     o    Review with the independent accountants and management:

          - the appropriateness of the Company's accounting principles (including those used for tax reporting purposes);

          - the effect of changes in the Company's accounting principles and auditing procedures;

          -    the Company's system to monitor and manage business risk.

     o Review with the independent accountants and management, their assessment of the adequacy of the Company's internal controls, including information technology controls and security. Meetings and/or conversations in this respect should be held both with and without management present, to discuss the results of their examinations.

     o Review and monitor compliance with the Company's Code of Conduct or recommend the adoption or modification of the Code of Conduct; review Company's policies relating to compliance with laws and regulations, ethics and conflicts of interest.

     o Conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the independent auditors as well as anyone in the organization. The Committee shall have the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

     o Review with management and the chief legal officer, and with outside counsel, if appropriate, legal and regulatory matters that may have a material impact on the Company's financial statements and review significant reports from regulatory authorities;

     o Review with management annually the Company's policies and procedures with respect to senior officers' expense accounts and perquisites, including their use of corporate assets; and

     o Periodically review and recommend to the Board of Directors approval of changes to the Committee's charter.


II.  Audit Committee Composition

     The Audit Committee shall be comprised of two directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     The Committee is composed of only non-employee directors who, in the opinion of the Board of Directors, are free from any relationship that would interfere with the exercise of independent judgment, pursuant to the requirements of the National Market of the NASDAQ and any other exchange or regulatory requirements to which the Company and/or its Board of Directors may, from time to time, be subject.

     Audit Committee members shall be appointed by the Board of Directors on recommendation of the Board of Directors, directly, or by the Nominating Committee of the Board if one exists. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

III. Additional Specific Responsibilities and Duties of the Committee
     Meetings

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent accountants, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent accountants quarterly to review the Company's financial statements and significant findings based upon the accountants limited review procedures.

     Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent accountants of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with management and the independent accountants consider the integrity of the Company's financial reporting processes and controls. Discus significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent accountants together with management's responses. A review should also encompass the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

     4. Review with financial management and the independent accountants the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent accountants. The Chair of the Committee may represent the entire Committee for purposes of this review.


     Legal Compliance

     5. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.


     Other Audit Committee Responsibilities

     6. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement to the extent required by law or applicable regulation. 1.

     7. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

     8. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                                  MISONIX, INC.

                             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary Gelman and Michael A. McManus, Jr., as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock held of record by the undersigned on December 14, 2001 at the Annual Meeting of Shareholders
to be held on January 22, 2002 or any adjournment thereof.

                       PLEASE MARK, SIGN, DATE AND RETURN
                THE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED

             -------------
             ACCOUNT NUMBER                         NO. OF SHARES

        ----------------------------------------------------------------------------------------------------
        1.      Election of Directors:  GARY GELMAN, MICHAEL A. MCMANUS, JR., HOWARD
                ALLIGER, ARTHUR GERSTENFELD.

        ----------------------------------------------------------------------------------------------------
        FOR all Nominees                WITHHOLD  AUTHORITY to vote     (Instruction: To withhold authority
        listed (except as               for all Nominees listed         to vote for one or more individual
        marked to the contrary)                                         nominees write the nominee's name(s)
                                                                        in the line provided below).
        ----------------------------------------------------------------------------------------------------
                   |       |                  |       |                            |       |
                   |       |                  |       |                            |       |
        ----------------------------------------------------------------------------------------------------

        ----------------------------------------------------------------------------------------------------
        2.      Approval of the selection of Ernst & Young, LLP as the Company's independent accountants.
        ----------------------------------------------------------------------------------------------------
                      FOR                      AGAINST                              ABSTAIN
        ----------------------------------------------------------------------------------------------------
                   |       |                  |       |                            |       |
                   |       |                  |       |                            |       |
        ----------------------------------------------------------------------------------------------------

        ----------------------------------------------------------------------------------------------------

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND PROPOSAL 2.

                       PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.


                       ----------------------------------
                             (Signature)


                       ----------------------------------
                       (Signature if held jointly)
         Dated:
                       ----------------------------------

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by
President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Please note any change in your address alongside the address as it appears in the proxy.
PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
